Exhibit 23.1

GMAC Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated February 26, 2010, relating to the consolidated financial statements of GMAC Inc. and the effectiveness of GMAC Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of GMAC Inc. for the year ended December 31, 2009 in the following registration statement.

Form	Registration Statement No.	Description
S-3	333-156775	$12,500,000,000 GMAC Demand Notes

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

Detroit, Michigan
February 26, 2010